                        CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the reference to our firm under the caption "EXPERTS" in the Prospectus forming a part of this Registration Statement on Form S-4 related to the exchange offer of Senior Subordinated Notes of SFX Entertainment, Inc., a Delaware corporation, and to the incorporation of our report, dated June 13, 1997 on the financial statements of QBQ Entertainment, Inc., a New York corporation, as of December 31, 1996 and for the years ended December 31, 1995 and 1996.





                                        /s/ David Berdon & Co. LLP
                                        --------------------------------
                                        DAVID BERDON & CO. LLP
                                        CERTIFIED PUBLIC ACCOUNTANTS





                                        New York, New York
                                        February 9, 1999